Exhibit 99.1
FOR IMMEDIATE PRESS RELEASE

FOR:	PMC Commercial Trust	CONTACT:	Investor Relations
	17950 Preston Road, Suite 600		972-349-3235
Dallas, TX 75252

PMC Commercial Trust Announces Second Quarter and Year-To-Date Results
PMC Commercial Trust
AMEX (Symbol PCC)

Dallas, TX	August 8, 2006
PMC Commercial Trust (AMEX: PCC) announced second quarter and year-to-date results today.
Second Quarter Results
Income from continuing operations increased to $3,490,000 ($0.33 per share) during the three months ended June 30, 2006 from $1,893,000 ($0.17 per share) during the three months ended June 30, 2005. For the three months ended June 30, 2006, net income was $3,650,000, or $0.34 per share, compared to $2,233,000, or $0.20 per share, for the three months ended June 30, 2005.
Revenues increased by $2.3 million from $5.9 million during the three months ended June 30, 2005 to $8.2 million during the three months ended June 30, 2006. The increase resulted from (1) increased interest income (approximately $1.1 million) due primarily to increases in variable interest rates (both prime and LIBOR), (2) the addition of hotel property revenues (approximately $0.6 million) resulting from the operations of our three properties held for use which commenced in mid-January 2006 and (3) increased income from retained interests in transferred assets of approximately $0.8 million resulting from an increase in yield and the receipt of unanticipated prepayment fees. These increases were partially offset by a reduction in lease income of approximately $0.3 million.
Expenses increased by $0.5 million from $3.9 million during the second quarter of 2005 to $4.4 million during the second quarter of 2006. This increase was due primarily to (1) increased interest expense of approximately $0.3 million resulting from increases in variable interest rates (both prime and LIBOR), (2) $0.4 million of hotel property expenses resulting from the operations of our three properties held for use that commenced in mid January 2006, (3) increased realized losses from retained interests in transferred assets of approximately $0.3 million due to increased anticipated prepayments and (4) provision for loss on rent and related receivables of $0.1 million. These increases were partially offset by reductions in both provision for loan losses, net, of approximately $0.1 million and impairment losses of $0.4 million.
Year-to-Date Results
Income from continuing operations increased to $6,714,000 ($0.63 per share) during the six months ended June 30, 2006 from $5,044,000 ($0.46 per share) during the six months ended June 30, 2005. For the six months ended June 30, 2006, net income was $8,691,000, or $0.81 per share, compared to $6,349,000, or $0.58 per share, for the six months ended June 30, 2005.
Revenues increased by $3.3 million from $12.2 million during the six months ended June 30, 2005 to $15.5 million during the six months ended June 30, 2006. The increase resulted from (1) increased interest income (approximately $2.3 million) due primarily to increases in variable interest rates (both prime and LIBOR), (2) the addition of hotel property revenues (approximately $1.0 million) resulting from the operations of our three properties held for use which commenced in mid January 2006 and (3) increased income from retained interests in transferred assets of approximately $0.5 million resulting from an increase in yield. These increases were partially offset by a reduction in lease income of approximately $0.5 million.

PMC COMMERCIAL TRUST — Page 2	Earnings Press Release	August 8, 2006

Expenses increased by $1.6 million from $6.8 million during the six months ended June 30, 2005 to $8.4 million during the six months ended June 30, 2006. This increase was due primarily to (1) increased interest expense of approximately $0.7 million resulting from increases in variable interest rates (both prime and LIBOR), (2) approximately $0.8 million of hotel property expenses resulting from the operations of our three properties held for use that commenced in mid January 2006, (3) provision for loss on rent and related receivables of $0.4 million and (4) increased realized losses from retained interests in transferred assets of approximately $0.4 million due to increased anticipated prepayments. These increases were partially offset by reductions in both provision for loan losses, net, of approximately $0.2 million and impairment losses of $0.4 million.
Dr. Andrew S. Rosemore, Chairman of the Board, stated, “As you are aware, in January, we gained possession of 15 hotel properties that were formerly either leased or owned by Arlington. At that time, we anticipated disposing of all but four before the end of 2006. Through our concentrated effort, only three of these properties remain. Since the remaining properties have financing that was assumed at the time of purchase that economically precludes early pay-off, we have obtained firm commitments to re-lease these assets under favorable terms, subject to final lender approval. The 12 properties were sold at approximately $3.1 million above their net book value during the first six months of 2006.
‘With the conclusion of our property sales, we are continuing our focus on our lending operations. The profitability of our lending division has continued to improve with net income of this division increasing during the first half of the year by approximately $1.9 million to approximately $7.7 million in 2006.
‘As stated previously, we recently received national Preferred Lender Provider (“PLP”) status for our SBA 7(a) lending program. PLP status is the highest SBA lender rating which is awarded to lenders whose underwriting, closing procedures, servicing, policies and lending outcomes are exemplary. This delegated PLP authority should provide our customers with an expedited loan process and, as a result, increase our 7(a) loan volume. These loans have historically been very profitable for our company. ”
The following tables contain comparative selected financial data as of June 30, 2006 and December 31, 2005 and for the three and six months ended June 30, 2006 and 2005:
FINANCIAL POSITION INFORMATION
(In thousands)

	June 30,	December 31,	Increase
	2006	2005	(Decrease) %
Loans receivable, net	$158,422	$157,574	1%
Retained interests in transferred assets	$59,101	$62,991	(6%)
Real estate investments	$6,207	$23,550	(74%)
Total assets	$242,248	$259,192	(7%)
Debt	$70,348	$87,615	(20%)
Total beneficiaries’ equity	$158,196	$157,017	1%
Shares outstanding	10,751	10,766	—

PMC COMMERCIAL TRUST — Page 3	Earnings Press Release	August 8, 2006

RESULTS OF OPERATIONS
(Dollars in thousands, except per share information)

	Six Months Ended June 30,			Three Months Ended June 30,
	2006	2005	Inc (Dec) %	2006	2005	Inc (Dec) %
Income:
Interest income	$7,611	$5,312	43%	$3,929	$2,825	39%
Lease income	58	589	(90%)	—	290	(100%)
Income from retained interests in transferred assets	4,935	4,426	12%	2,682	1,899	41%
Hotel property revenues	1,014	—	N/A	580	—	N/A
Other income	1,846	1,856	(1%)	972	899	8%

Total income	15,464	12,183	27%	8,163	5,913	38%

Expenses:
Interest	2,894	2,193	32%	1,434	1,161	24%
Depreciation	119	162	(27%)	57	81	(30%)
Salaries and related benefits	2,273	2,229	2%	1,213	1,174	3%
General and administrative	1,230	1,281	(4%)	623	684	(9%)
Hotel property expenses	793	—	N/A	410	—	N/A
Impairment losses	—	435	(100%)	—	435	(100%)
Realized losses on retained interests in transferred assets	584	231	153%	536	210	155%
Provision for loss on rent and related receivables	425	—	N/A	125	—	N/A
Provision for loan losses, net	53	269	(80%)	2	116	(98%)

Total expenses	8,371	6,800	23%	4,400	3,861	14%

Income before income tax provision, minority interest, and discontinued operations	7,093	5,383	32%	3,763	2,052	83%

Income tax provision	(334)	(294)	14%	(250)	(136)	84%
Minority interest (preferred stock dividend of subsidiary)	(45)	(45)	—	(23)	(23)	—

Income from continuing operations	6,714	5,044	33%	3,490	1,893	84%

Discontinued operations	1,977	1,305	51%	160	340	(53%)

Net income	$8,691	$6,349	37%	$3,650	$2,233	63%

Basic weighted average shares outstanding	10,745	10,882		10,744	10,887

Basic and diluted earnings per share:
Income from continuing operations	$0.63	$0.46	37%	$0.33	$0.17	94%
Discontinued operations	0.18	0.12	50%	0.01	0.03	(67%)

Net income	$0.81	$0.58	40%	$0.34	$0.20	70%

PMC COMMERCIAL TRUST — Page 4	Earnings Press Release	August 8, 2006

REAL ESTATE INVESTMENT TRUST (“REIT”) TAXABLE INCOME
Taxable REIT income is presented to assist investors in analyzing our performance and is a measure that is presented quarterly in our consolidated financial statements and is one of the factors utilized by our Board of Trust Managers in determining the level of dividends to be paid to our shareholders.
The following reconciles net income to taxable REIT income:

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
	(In thousands)
Net income	$8,691	$6,349	$3,650	$2,233
Less: taxable REIT subsidiaries net income, net of tax	(621)	(459)	(443)	(230)
Add: book depreciation	128	866	57	429
Less: tax depreciation	(359)	(720)	(26)	(360)
Book/tax difference on property sales	566	291	216	330
Book/tax difference on lease income	—	(1,094)	—	(713)
Book/tax difference on retained interests in transferred assets, net	949	1,549	721	1,034
Impairment losses	43	1,854	—	1,854
Provision for loss on rent and related receivables	425	—	125	—
Book/tax difference on loans receivable	(887)	237	2	125
Other book/tax differences, net	(251)	(200)	(255)	(161)

REIT taxable income	$8,684	$8,673	$4,047	$4,541

Common distributions declared	$6,449	$7,076	$3,226	$3,269

Weighted average common shares outstanding	10,745	10,882	10,744	10,887

CERTAIN MATTERS DISCUSSED IN THIS PRESS RELEASE ARE “FORWARD-LOOKING STATEMENTS” INTENDED TO QUALIFY FOR THE SAFE HARBORS FROM LIABILITY ESTABLISHED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS CAN GENERALLY BE IDENTIFIED AS SUCH BECAUSE THE CONTEXT OF THE STATEMENT WILL INCLUDE WORDS SUCH AS THE COMPANY “EXPECTS,” “ANTICIPATES” OR WORDS OF SIMILAR IMPORT. SIMILARLY, STATEMENTS THAT DESCRIBE THE COMPANY’S FUTURE PLANS, OBJECTIVES OR GOALS ARE ALSO FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES, INCLUDING THE FINANCIAL PERFORMANCE OF THE COMPANY, REAL ESTATE CONDITIONS AND MARKET VALUATIONS OF ITS STOCK, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED. ALTHOUGH THE COMPANY BELIEVES THE EXPECTATIONS REFLECTED IN ANY FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, THE COMPANY CAN GIVE NO ASSURANCE THAT ITS EXPECTATIONS WILL BE ATTAINED. SHAREHOLDERS, POTENTIAL INVESTORS AND OTHER READERS ARE URGED TO CONSIDER THESE FACTORS CAREFULLY IN EVALUATING THE FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS MADE HEREIN ARE ONLY MADE AS OF THE DATE OF THIS PRESS RELEASE AND THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE SUCH FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.